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                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:
[ ]  Preliminary Proxy Statement             [  ]  Confidential for use of the
[ ]  Definitive Proxy Statement                    Commission only (as permitted
[ ]  Definitive Additional Materials               by Rule 14a-6(e)(2))
[X]  Soliciting Material pursuant to Rule 14a-12

                              NCS HEALTHCARE, INC.
.................................................................................
                (Name of Registrant as Specified In Its Charter)

.................................................................................
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     1)   Title of each class of securities to which transaction applies:
.................................................................................
     2)   Aggregate number of securities to which transaction applies:
.................................................................................
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
.................................................................................
     4)   Proposed maximum aggregate value of transaction:
.................................................................................
     5)   Total fee Paid:
.................................................................................

[  ] Fee paid previously with preliminary materials.

[  ] Check box if any part of the fee is offset as provided by Exchange Act
     Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1)   Amount Previously Paid:
.................................................................................
     2)   Form, Schedule or Registration Statement No.:
.................................................................................
     3)   Filing Party:
.................................................................................
     4)   Date Filed:
.................................................................................



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                       INFORMATION CONCERNING PARTICIPANTS

NCS HealthCare, Inc. (the "Company") and certain other persons named below may be deemed to be participants in the solicitation of proxies of the Company's shareholders to approve the proposed merger between the Company and Genesis Health Ventures, Inc. ("Genesis"). The participants in this solicitation may include the directors of the Company: Jon H. Outcalt, Kevin B. Shaw, Boake A. Sells and Richard L. Osborne; as well as the following executive officers of the
Company: Jon H. Outcalt, Chairman of the Board, Kevin B. Shaw, President, Chief Executive Officer and Secretary, Gerald D. Stethem, Senior Vice President and Chief Financial Officer, William B. Byrum, Executive Vice President and Chief Operating Officer, Thomas B. Mangum, Senior Vice President and Michael J. Mascali, Senior Vice President. As of the date of this communication, Jon H. Outcalt beneficially owns approximately 15.9% of the Company's outstanding common stock, Kevin B. Shaw beneficially owns approximately 5.4% of the Company's outstanding common stock and none of the other foregoing participants individually beneficially owns in excess of 1% of the Company's outstanding common stock. The directors and executive officers of the Company beneficially own in the aggregate approximately 24.4% of the Company's outstanding common stock. In addition, Jon H. Outcalt and Kevin B. Shaw entered into voting agreements with the Company and Genesis whereby they agreed to vote their shares in favor of the proposed merger and against any other proposed transactions. Additional information about the directors and executive officers of the Company is included in the Company's Proxy Statement for its 2001 Annual Meeting of Shareholders filed with the SEC on October 29, 2001, and will be included in a proxy statement/prospectus and other relevant documents concerning the proposed transaction to be filed by the Company and Genesis with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ON THE PROPOSED TRANSACTION. Investors will be able to obtain the documents free of charge at the SEC's website (www.sec.gov). In addition, documents filed with the SEC by NCS HealthCare, Inc. will be available free of charge by contacting NCS HealthCare, Inc., Investor Relations, 3201 Enterprise Parkway, Suite 200, Beachwood, Ohio 44122, (216) 378-6808.

     INVESTORS SHOULD READ THE PROXY STATEMENT/PROSPECTUS CAREFULLY WHEN IT BECOMES AVAILABLE BEFORE MAKING ANY VOTING OR INVESTMENT DECISION.

     The following are (1) a press releases issued by the Company and Genesis Health Ventures, Inc. on July 29, 2002 and (2) a press release issued by the Company on July 29, 2002:

FOR IMMEDIATE RELEASE

CONTACT:  George V. Hager Jr.                    Gerald D. Stethem
          EVP & CFO                              SVP & CFO
          Genesis Health Ventures, Inc.          NCS HealthCare, Inc.
          610-444-6350                           216-378-6808


                GENESIS HEALTH VENTURES TO ACQUIRE NCS HEALTHCARE
      TRANSACTION CREATES SECOND LARGEST INSTITUTIONAL PHARMACY IN THE U.S.

     -    NeighborCare Nearly Doubles its Number of Institutional Beds Served
     -    Scale Provides Cost Synergies & Enhances Growth Potential



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Kennett Square, PA--(July 29, 2002) Genesis Health Ventures, Inc. (NASDAQ: GHVI)
today announced that it has entered into a merger agreement to acquire NCS HealthCare, Inc. (NCSS: OB), the fourth largest institutional pharmacy provider in the United States. In the merger, each share of NCS common stock (approximately 23.7 million shares outstanding) will be exchanged for 0.1 of a share of Genesis common stock.

The merger will consolidate operations of NCS and NeighborCare, Genesis Health Ventures' pharmacy subsidiary, under the NeighborCare banner, making NeighborCare the second largest long-term care pharmacy provider in the United States with over $1.8 billion in annual revenues. NeighborCare, currently the third largest institutional pharmacy provider in the U.S., serves approximately 248,000 long-term care beds in 33 states, while NCS serves over 203,000 beds, adding 7 states to NeighborCare's market.

"The combination of NCS and NeighborCare makes us a more powerful player in the institutional pharmacy business and well positioned to serve long-term care providers nationwide," said Robert Fish, Genesis' CEO. "As a result of this transaction, NeighborCare will nearly double the number of institutional beds it serves and will generate approximately 60% of Genesis' revenues. This is an important step toward our stated strategy of building the healthcare services side of our business."

At the closing of the transaction, Genesis will repay in full the outstanding debt of NCS which includes $206 million of senior debt, and will redeem $102 million of 5.75% convertible subordinated debentures, including any accrued and unpaid interest. In total, the transaction is valued at $340 million, net of the application of approximately $20 million in excess cash at NCS.

NCS stockholders representing approximately 65% of the voting power in NCS have agreed to vote in favor of the merger. The merger has been approved by the Boards of Directors of both Genesis and NCS, as well as by a special committee of independent directors of NCS. Genesis and NCS will file with the Securities and Exchange Commission (the "SEC") a proxy statement/prospectus and other relevant documents concerning the proposed merger transaction. Consummation of the transaction, which is expected to occur in the fourth calendar quarter, is subject to regulatory approval and other customary conditions.




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Genesis intends to finance the cash portion of the purchase price with existing cash on hand, which was approximately $103 million as of June 30, 2002, and an increase in its senior credit facility. Based on NCS' current operating income, the transaction is not expected to materially change Genesis' leverage profile. NCS' earnings before interest, taxes, depreciation and amortization (EBITDA) was $8.1 million for its third quarter ended March 31, 2002. Reported EBITDA included approximately $2.4 million in debt restructuring and other related expenses.

Genesis believes the acquisition is accretive to earnings based upon NCS' operating performance before the realization of synergies. Expected synergies of $15 to $25 million include the benefits of increased scale, which will significantly improve purchasing leverage, and efficiencies created through site consolidation, overhead reduction and distribution logistics. Furthermore, the merger will create a common platform for the development and implementation of industry-leading technologies.

"We are excited about the NCS transaction", said Robert Smith, President of NeighborCare. "NCS brings a large and diverse customer base built with an operating model focused more on standalone skilled nursing facilities and smaller chain providers. We believe this will greatly enhance NeighborCare's ability to grow."

"The strategic combination of NCS and NeighborCare delivers value to all stakeholders", said NCS HealthCare's CEO Kevin Shaw. "Our customers will benefit from our improved competitive position and a continuing commitment to focus on our patients -- a value long shared by both NCS and NeighborCare. Together, our companies have national scale, a deep commitment to customer service and industry-leading technology."

Genesis Health Ventures (GHVI) provides healthcare services to America's elders through a network of NeighborCare pharmacies and Genesis ElderCare skilled nursing and assisted living facilities. Other Genesis healthcare services include rehabilitation and hospitality services, group purchasing, consulting and facility management. Visit the Genesis website at http://www.ghv.com

NCS HealthCare, Inc., (NCSS: OB) is a leading provider of pharmaceutical and related services to long-term care facilities, including skilled nursing centers, assisted living facilities and hospitals.

Statements made in this release, and in our other public filings and releases, that are not historical facts contain "forward-looking" statements (as defined in the Private Securities



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Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; further consolidation of managed care organizations and other third-party payors; competition in our business; litigation regarding our NeighborCare pharmacy operations' provision of service to HCR Manor Care; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; the impact of acquisitions, divestitures and restructurings and other unusual items, including our ability to obtain the anticipated results and synergies from the proposed merger transaction and the increased uncertainty created by the integration of the two businesses; and an economic downturn or changes in the laws affecting our business in those markets in which we operate. Genesis and NCS disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the companies.

                                      # # #

                   NCS HEALTHCARE ENTERS INTO MERGER AGREEMENT
                          WITH GENESIS HEALTH VENTURES

     Beachwood, Ohio -- (July 29, 2002) NCS HealthCare, Inc. (NCSS: OB) announced that on July 28, 2002, it entered into a definitive merger agreement with Genesis Health Ventures, Inc. (NASDAQ: GHVI). In the merger, each share of NCS common stock will be exchanged for 0.1 of a share of Genesis common stock, and Genesis will repay in full the outstanding debt of NCS, including $206 million of senior debt, and will redeem $102 million of 5.75% convertible subordinated debentures, including any accrued and unpaid interest. The total transaction value is approximately $340 million, net of the application of approximately $20 million in excess cash at NCS.

     The merger has been unanimously approved by the Board of Directors of NCS, acting on the recommendation of a special committee of independent directors of NCS. In its evaluation and determination, the independent committee and NCS' Board considered all expressions of interest with respect to alternative transactions. NCS stockholders representing approximately 65% of the voting power in NCS have committed to vote in favor of the merger. Consummation of the transaction, which is expected to occur in the fourth calendar quarter, is subject to regulatory approval and other customary conditions.

NCS HealthCare, Inc. (NCSS: OB) is a leading provider of pharmaceutical and related services to long-term care facilities, including skilled nursing centers, assisted living facilities and hospitals.

Genesis Health Venture, Inc. (GHVI) provides healthcare services to America's elders through a network of NeighborCare pharmacies and Genesis ElderCare skilled nursing and assisting living facilities. Other Genesis healthcare services include rehabilitation and hospitality services, group purchasing, consulting and facility management. Visit the Genesis website at http://www.ghv.com.

Statements made in this release, and in our other public filings and releases, that are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to, statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: changes in the reimbursement rates or methods of payment from Medicare or Medicaid, or the implementation of other measures to reduce reimbursement for our services; changes in pharmacy legislation and payment formulas; the expiration of enactments providing for additional government funding; efforts of third-party payors to control costs; the impact of federal and state regulations; changes in payor mix and payment methodologies; competition in our business; an increase in insurance costs and potential liability for losses not covered by, or in excess of, our insurance; competition for qualified staff in the healthcare industry; our ability to control operating costs, return to profitability and generate sufficient cash flow to meet operational and financial requirements; the impact of acquisitions, divestitures and restructurings and other unusual items, including our ability to obtain the anticipated results and synergies from the proposed merger transaction and the increased uncertainty created by the integration of the two businesses; and an economic downturn or changes in the laws affecting our business in those markets in which we operate. NCS disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the companies.

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